PRESS RELEASE

INNOSPEC ANNOUNCES DEPARTURE OF CHIEF EXECUTIVE OFFICER

Newark, Del. - March 20, 2009 - Innospec Inc. (NASDAQ: IOSP) today announced that the Board of Directors, by mutual agreement, has accepted the resignation of Paul W Jennings as President and Chief Executive Officer and from the Board of Directors of the Company, effective immediately. Paul Jennings joined Innospec as Chief Financial Officer in November 2002 and was appointed President and Chief Executive Officer in 2005.

Paul Jennings said "The Company is continuing to cooperate with the previously disclosed ongoing investigations by the Department of Justice and the Securities and Exchange Commission relating to the Company's participation in the United Nation's Oil for Food Program between 2001 and 2003 and related matters. The scope of these investigations and their subject matter has made it increasingly difficult for me to move the business forward as I would like and I therefore feel it is in the best interests of both the Company and me to leave at this time. I am very proud of what we have achieved as a company over the last four years. Innospec today is a strong company with talented and committed employees. It has a bright future and I wish them every success." Jennings intends to concentrate on his non executive roles and spend more time with his young family.

Bob Bew, Chairman of the Board, said "The Board would like to express their sincere thanks to Paul Jennings for the significant contribution he has made as President and CEO, to the growth of Innospec over the last four years. We all wish him well for the future. Innospec has a strong business and we remain keenly focused on delivering value for our customers around the world."

The Company will be conducting a search for a new CEO and an announcement regarding Mr Jennings's successor will be made as soon as possible. During this interim period, Bob Bew, Chairman of the Board will oversee the Company, working with the senior management team.

The terms of Mr Jennings's resignation are covered by an agreement between the Company and Mr Jennings dated March 20, 2009. Under this agreement, Mr Jennings will receive separation payments and benefits in line with his contract of employment with the Company.

About Innospec Inc.

Innospec Inc. is an international specialty chemicals company with almost 1,000 employees in 23 countries. Innospec manufactures and supplies a wide range of specialty chemicals to markets in the Americas, Europe, the Middle East, Africa and Asia-Pacific. Innospec's Fuel Specialties business specializes in manufacturing and supplying the fuel additives that help improve fuel efficiency, boost engine performance and reduce harmful emissions. Innospec's Active Chemicals business provides effective technology-based solutions for our customers' processes or products focused in the Personal Care; Household, Industrial & Institutional and Fragrance Ingredients markets. Innospec's Octane Additives business is the world's only producer of tetra ethyl lead.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements, for example, which address operating performance, events or developments that we expect or anticipate will or may occur in the future (including, without limitation, all of the Company's guidance for sales, gross margins, net income, growth potential and other measures of financial performance). Although forward-looking statements are believed by management to be reasonable when made, caution should be exercised not to place undue reliance on such statements because they are subject to certain risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, actual results may differ materially from those expressed or implied by such forward-looking statements and assumptions. Risks, assumptions and uncertainties include, without limitation, changes in the terms of trading with significant customers or the gain or loss thereof, changes in the costs and availability of energy, raw materials and other inputs, our ability to continue to achieve organic growth in our fuel specialties and active chemicals businesses, our ability to successfully integrate any acquisitions in our non-Octane Additives businesses, the effects of changing government regulations and economic and market conditions, competition and changes in demand and business and legal risks inherent in the Company's activities, including political and economic uncertainty, import and export limitations and market risks related to changes in interest rates and foreign exchange rates, government investigations, material fines or other penalties resulting from the Company's voluntary disclosure to the Office of Foreign Assets Control of the U.S. Department of the Treasury and the Securities and Exchange Commission ("SEC"), U.S. Department of Justice and United Kingdom Serious Fraud Office investigations into the Company's involvement in the United Nations Oil for Food Program, or other regulatory actions and other risks, uncertainties and assumptions relating to the Company's business operations and prospects are identified in the Company's Annual Report on Form 10-K for the year ended December 31, 2008 and other reports filed with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Kate Davison

Innospec Inc.

+44-151-348-5825

Kate.Davison@innospecinc.com

Tom Pratt

RF|Binder Partners

+1-212-994-7563

Tom.Pratt@RFBinder.com